Exhibit 99.2
Callcredit
Reconciliation of Adjusted Revenue and Adjusted EBITDA
(amounts in millions)

The tables below present a reconciliation of the revenue and operating income (loss) of Callcredit, as reflected in Note 2 of the financial statements included in our Form 10-Q filed with the SEC on October 23, 2018, to the non-GAAP measures of Adjusted Revenue and Adjusted EBITDA, respectively, for the nine months ended September 30, 2018.

Reconciliation of revenue to Adjusted Revenue:	YTD September 30, 2018

Callcredit revenue per Note 2 to the accompanying financial statements	$35.9
Add-backs:
Deferred revenue fair value impact(1)	17.7
Deductions:
Revenue from non-core customer contracts(2)	(1.1)
Callcredit Adjusted Revenue	$52.5

Due to displaying amounts in millions, the table above may not foot.

Footnotes:

(1)
Represents an adjustment to reflect the amount of revenue that would have been recognized, had deferred revenue not been reduced to estimated fair value in accordance with the acquisition method of accounting under U.S. GAAP.

(2)
Represents an adjustment to reduce post-acquisition revenue from certain non-core customer contracts of Callcredit that are not classified as discontinued operations and that will expire within approximately one year.

Reconciliation of operating income (loss) to Adjusted EBITDA:	YTD September 30, 2018

Callcredit operating income (loss) per Note 2 to the accompanying financial statements	$(18.9)
Add-backs:
Deferred revenue fair value impact(1)	16.6
Depreciation and amortization	15.5
Integration costs(2)	4.2
Adjusted EBITDA	$17.4

Adjusted EBITDA margin	33.1%

Due to displaying amounts in millions, the table above may not foot.

Footnotes:

(1)
Represents an adjustment to reflect the amount of revenue that would have been recognized, had deferred revenue not been reduced to estimated fair value in accordance with the acquisition method of accounting under U.S. GAAP, partially offset by a decrease to revenue for certain acquired non-core customer contracts that are not classified as discontinued operations that will expire within approximately one year.

(2)	Represents an adjustment to add-back Callcredit integration costs and the operating costs of the non-core customer contracts.

TransUnion pro forma                                         Exhibit 99.2
Reconciliation of pro forma Adjusted Revenue and pro forma Adjusted EBITDA
(amounts in millions)

The tables below present a reconciliation of the combined pro forma revenue and pro forma net income of continuing operations of TransUnion and Callcredit, as reflected in Note 2 of the financial statements included in our Form 10-Q filed with the SEC on October 23, 2018, to pro forma Adjusted Revenue and pro forma Adjusted EBITDA for the nine months ended September 30, 2018 and 2017, assuming TransUnion's acquisition of Callcredit occurred on January 1, 2017.

Reconciliation of Revenue to Adjusted pro forma revenue:	YTD September 30, 2018	YTD September 30, 2017

Pro forma revenue per Note 2 to the accompanying financial statements	$1,791.8	$1,516.5
Adjustments:
Deferred revenue fair value impact(1)	18.4	36.8
Revenue from non-core customer contracts(2)	(2.1)	(3.1)
Pro forma Adjusted Revenue	$1,808.1	$1,550.2

Due to displaying amounts in millions, the table above may not foot.

Footnotes:

(1)
Represents and adjustment for pre- and post-acquisition revenue that would have been recognized, had deferred revenue not been reduced to estimated fair value in accordance with the acquisition method of accounting under U.S. GAAP.

(2)
Represents an adjustment to reduce pre- and post-acquisition revenue from certain non-core customer contracts of Callcredit that are not classified as discontinued operations and that will expire within approximately one year.

Reconciliation of net income from continuing operations to pro forma Adjust Net Income from Continuing Operations:	YTD September 30, 2018	YTD September 30, 2017

Pro forma net income from continuing operations per Note 2 to the accompanying financial statements	$165.8	$50.7
Net interest expense	122.0	103.7
Provision for income taxes	84.7	44.2
Depreciation and amortization	245.1	216.0
Pro forma EBITDA	617.6	414.6
Adjustments:
Deferred revenue fair value impact(1)	18.5	36.8
Stock-based compensation(2)	43.2	34.2
Mergers and acquisitions, divestitures and business optimization(3)	3.5	84.9
Other(4)	17.7	21.1
Total adjustments	82.9	177.0
Pro forma Adjusted EBITDA	$700.5	$591.6

Pro forma Adjusted EBITDA margin	38.7%	38.2%

Due to displaying amounts in millions, the table above may not foot.

Footnotes:

(1)	Represents all of the pro forma adjustments as reflected in Exhibit 99.2 of our Form 8-K filed with the SEC on August 27, 2018, and similar adjustments for the second and third quarters of 2018.

(2)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(3)	Consists of the adjustments included in footnote 3 of Schedule 2 of Exhibit 99.1 of this Form 8-K and additional similar adjustments of Callcredit prior to the date of acquisition.

(4)	Consists of the adjustments included in footnote 4 of Schedule 2 of Exhibit 99.1 of this Form 8-K and additional similar adjustments of Callcredit prior to the date of acquisition.